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                                                                    Exhibit 99.1

I Stuart Grayston, President of the AmerInst Insurance Group, Ltd. certify that:

     1. I have reviewed this year-end report on Form 10-K of AmerInst Insurance Group, Ltd;

     2. based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

     3. based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report;

     4. The other certifying officer and I are responsible for establishing and maintaining "disclosure controls and procedures" (as defined in Section 302(a)(4) of the Act) for the issuer;

          a. have designed such disclosure controls and procedures to ensure that material information is made known to them, particularly during the period in which the periodic report is being prepared;

          b. have evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report; and

          c. have presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

     5. The other certifying officer and I have disclosed to the issuer's auditors and to the audit committee of the Board of Directors:

          a. all significant deficiencies in the design or operation of internal control which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     6. The other certifying officer and I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the most recent date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 31, 2003                          By: /s/ Stuart Grayston
      -----------------                           -------------------
                                                  Stuart Grayston
                                                  President